CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261805) of United States Steel Corporation of our report dated June 10, 2025 relating to the financial statements and supplemental schedule of Big River Steel 401(k) Plan which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 10, 2025
PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 301 Grant Street, Pittsburgh, PA 15219
T: (412) 355-6000, www.pwc.com/us